UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025

THE SHYFT GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-33582	38-2078923
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

41280 Bridge Street, Novi, Michigan	48375
(Address of Principal Executive Offices)	(Zip Code)

(517) 543-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	SHYF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Potential Departure of Certain Named Executive Officers

As disclosed in Current Reports on Form 8-K filed with the SEC on December 16, 2024 and December 20, 2024, on December 16, 2024, The Shyft Group, Inc., a Michigan corporation (“Shyft”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 16, 2024, by and among Shyft, Aebi Schmidt Holding AG, a Switzerland Aktiengesellschaft (“Aebi Schmidt”), ASH US Group, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Aebi Schmidt (“Holdco”), and Badger Merger Sub, Inc., a Michigan corporation and direct, wholly owned subsidiary of Holdco (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Shyft (such transaction, the “Merger”), with Shyft surviving the Merger as a direct, wholly owned subsidiary of Holdco and as an indirect, wholly owned subsidiary of Aebi Schmidt.

Mr. Joshua Sherbin, our Chief Legal, Administrative and Compliance Officer and Corporate Secretary, has informed Shyft’s board of directors and Aebi Schmidt that if the Merger is consummated, Mr. Sherbin intends to resign his employment for “good reason” (as described in The Shyft Group, Inc. Executive Severance Plan), and therefore Mr. Sherbin does not intend to become an executive officer of the combined company following the Merger.

In the event that such resignation constitutes “good reason,” such resignation will constitute a “qualifying termination” for purposes of The Shyft Group, Inc. Executive Severance Plan. To constitute “good reason,” (i) the underlying event giving raise to such resignation must qualify as a basis for “good reason,” (ii) Mr. Sherbin must provide notice of his intention to terminate his employment for “good reason” within 90 days after Mr. Sherbin has knowledge, or reasonably would have knowledge, of such underlying event, and (iii) Shyft has 30 days to cure such underlying event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHYFT GROUP, INC.

Dated: May 5, 2025	By:	/s/ Joshua A. Sherbin
Joshua A. Sherbin
Chief Legal, Administrative and Compliance Officer